Exhibit 10.40

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 31, 2016, among TWIN RIVER MANAGEMENT GROUP, INC., a Delaware corporation (the “Borrower”), TWIN RIVER WORLDWIDE HOLDINGS, INC., a Delaware corporation (“Holdings”), each of the Subsidiary Guarantors (as defined in the Credit Agreement described below), each of the undersigned Lenders (defined below), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Amendment have the meanings given them in the Credit Agreement (defined below).

RECITALS

A.           The Borrower and Holdings are party to that certain Credit Agreement dated as of July 10, 2014 (as amended by that certain First Amendment to Credit Agreement dated as of May 21, 2015, that certain Second Amendment to Credit Agreement dated as of December 23, 2015, that certain Incremental Amendment dated as of June 7, 2016, that certain Incremental Amendment dated as of October 14, 2016, and as the same may be further amended, restated, or supplemented from time to time, the “Credit Agreement”), among the Borrower, Holdings, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and Deutsche Bank AG New York Branch as administrative agent for the Lenders and as collateral agent for the Secured Parties.

B.           The Borrower and Holdings wish to amend the Credit Agreement on the terms set forth herein.

C.           The Required Lenders are willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.            Amendments to Credit Agreement. Each of the Credit Parties and the Lenders party hereto, hereby agree to amend the Credit Agreement as follows:

(a)         Section 1.01 of the Credit Agreement is hereby amended by:

(i)          amending the definition of “Available Amount” by replacing each reference therein to “Section 6.06(a)(v)” with a reference to “Section 6.06(a)(v)(2)”;

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(ii)         amending and restating the definition of “Capital Expenditures” as follows:

“‘Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and the Subsidiary Guarantors that are (or should be) set forth in a consolidated balance sheet of the Borrower for such period prepared in accordance with GA-AP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and the Subsidiary Guarantors during such period, but excluding in each case, (i) any such expenditure made to restore, substitute, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure that constitutes an Investment permitted pursuant to Section 6.04(m) and (iii) imputed capitalized interest related to the development, restoration, construction and improvement of the Tiverton Casino and improvement of the Tiverton Casino or the hotel located at the site of the Twin River Casino, in each case, to the extent required by GAAP to be included on the balance sheet of the Borrower or any Subsidiary Guarantor as a “Capital Expenditure.”

(iii)        amending and restating clause (b)(iii) of the definition of “Excess Cash Flow” as follows:

“(iii) Capital Expenditures made in cash in accordance with Section 6.10 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA,”

(iv)        amending and restating clause (b)(iv) of the definition of “Excess Cash Flow” as follows:

“(iv) any costs, fees and expenses related to the Third Amendment to the extent not deducted in the determination of Consolidated Net Income;”

(v)         amending and restating clause (b)(vii) of the definition of “Excess Cash Flow” therein as follows:

“(vii) Restricted Payments made in accordance with Section 6.06(a)(iv) and (a)(v)(l);”

(vi)       amending the definition of “LIBO Rate” therein by inserting the following at the end of such definition:

“provided, further, that if the rate as determined in accordance with this definition of “LIBO Rate” would be less than zero, the LIBO Rate shall be deemed to be zero.”

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(vii)      amending and restating the definition of “OFAC” as follows:

“OFAC’ shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(viii)     amending and restating the definition of “Required Prepayment Percentage” therein as follows:

“Required Prepayment Percentage” shall mean 75%; provided that (a) if on the date of any applicable prepayment the Leverage Ratio as of the most recent determination date is less than 3.00 to 1.00, but higher than 2.25 to 1.00, the Required Prepayment Percentage at such time shall be 50%, (b) if on the date of any applicable prepayment the Leverage Ratio as of the most recent determination date is equal to or less than 2.25 to 1.00, but higher than 1.50 to 1.00, the Required Prepayment Percentage at such time shall be 25%, (c) if on the date of any applicable prepayment the Leverage Ratio as the most recent determination date is equal to or less than 1.50 to 1.00, the Required Prepayment Percentage at such time shall be 0% and (d) notwithstanding the foregoing, the Required Prepayment Percentage for the prepayment for the fiscal year ending December 31, 2016 shall be 50%.

(ix)         adding the following new definitions in the appropriate alphabetical order:

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in subsection (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in subsections (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any member of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Sanctioned Jurisdiction” shall mean, at any time, a country, territory or geographical region which is itself the subject or target of any Sanctions.

“Sanctions” shall mean economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Sanctions Laws” shall mean all laws, rules, regulations and requirements of any U.S. Governmental Authorities, the United Nations Security Council, the European Union or Her Majesty’s Treasury applicable to the Loan Parties, their Affiliates or any party to the Loan Documents concerning or relating to Sanctions, terrorism or money laundering, including, without limitation, (a) Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism; (b) the USA PATRIOT Act; (c) the U.S. International Emergency Economic Powers Act; (d) the U.S. Trading with the Enemy Act; (e) the U.S. United Nations Participation Act; (f) the U.S. Syria Accountability and Lebanese Sovereignty Act; (g) the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010; (h) the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012; and (i) any similar laws, rules, regulations and requirements enacted, administered or enforced by U.S. Governmental Authorities, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

”Sanctions Target” shall mean any Person: (a) that is the subject or target of any Sanctions; (b) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224 of September 23, 2001 entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism; (c) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the “Specially Designated National and Blocked Person” list; (c) located, organized or resident in a Sanctioned Jurisdiction that is, or whose government is, the subject or target of Sanctions; (d) which otherwise is, by public designation of the United Nations Security Council, the European Union or Her Majesty’s Treasury, the subject or target of any Sanction; (e) with which any party to the Loan Documents is prohibited from dealing or otherwise engaging in any transaction by any Sanctions Laws; or (f) owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(e).

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“Third Amendment” shall mean the Third Amendment to Credit Agreement, dated as of October 31, 2016, among the Holdings, the Borrower, the Subsidiary Guarantors, the lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” shall have the meaning set forth in the Third Amendment.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)          Section 2.14(b) of the Credit Agreement is hereby amended by (i) inserting the words “or liquidity” immediately following the words “regarding capital adequacy” and (ii) inserting the words “or liquidity, as applicable” immediately following the words “with respect to capital adequacy”.

(c)          Section 3.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end of such Section:

“No Loan Party is an EEA Financial Institution.”

(d)          Section 3.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 3.23. Sanctioned Persons. None of Holdings, the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent or employee of Holdings, the Borrower or any Subsidiary is a Person that is, or is owned or controlled by Persons that are: (a) a Sanctions Target; or (b) located, organized or resident in a Sanctioned Jurisdiction. Holdings, the Borrower and each Subsidiary, and, to the knowledge of the Borrower, each director, officer, agent or employee of Holdings, the Borrower and each Subsidiary is in compliance with the Sanctions Laws. The Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person in a manner that violates any Sanctions Law.”

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(e)          Section 5.04(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)          [Reserved];”

(f)          Section 5.12 of the Credit Agreement is hereby amended by amending and restating the fourth sentence of such Section as follows:

“Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust, environmental indemnity agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including constituent documents, authorizing resolutions, legal opinions, title insurance policies, surveys, flood certificates, environmental reports and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section; provided that (i) the Borrower shall cause to be delivered to the Administrative Agent (for distribution to the Lenders) each of the items referred to in Section 4.02(g) at least ten (10) Business Days prior to the execution and delivery of any mortgage or deed of trust to be delivered in accordance with the Loan Documents and (ii) notwithstanding the foregoing, the Loan Parties shall not be required to deliver constituent documents, legal opinions, authorizing resolutions, mortgages, title insurance policies, surveys, flood certificates or environmental reports with respect to any real property acquired or leased after the Closing Date with a fair market value not in excess of $1

(g)          Section 6.04(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g)          Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business, and, to the extent constituting Investments, Capital Expenditures permitted by Section 6.10;

(h)          Section 6.04(m) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(m)          in addition to investments permitted by paragraphs (a) through (l) above, additional investments, loans and advances by the Borrower and the Subsidiary Guarantors so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (m) (determined without regard to any write-downs or write-offs of such investments, loans and advances) after the Third Amendment Effective Date does not exceed $25,000,000 in the aggregate.”

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(i)          Section 6.06(a)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(v)         Borrower and Holdings may declare and make other Restricted Payments in an aggregate amount not to exceed (i) $50,000,000 plus (2) the Available Amount so long as, in each case, (A) no Default or Event of Default shall have occurred and be then continuing (or would result therefrom), (B) at the time of any such Restricted Payment, the Leverage Ratio on a pro forma basis immediately after giving effect to such Restricted Payment is less than 3.50: I .00, such Leverage Ratio to be determined on the basis of the financial statements most recently required to be delivered to the Administrative Agent pursuant to Section 5.04 and evidenced by a certificate of a Responsible Officer of the Borrower showing the calculation thereof in reasonable detail and (C) the Borrower and its Subsidiaries will have at least $60,000,000 in the aggregate of Unused Revolving Credit Commitments, Floor Cash and unrestricted cash on hand and in Deposit Accounts subject to the control of the Collateral Agent after giving effect to such Restricted Payment;”

(j)          Section 6.08(b) of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“(including the development, restoration, construction, improvement and operation of the Tiverton Casino and a hotel located at the site of the Twin River Casino).”

(k)          Section 6.10 of the Credit Agreement is hereby amended and restated as follows:

“SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiary Guarantors in any fiscal year of the Borrower to exceed $12,000,000. The amount of permitted Capital Expenditures set forth above in respect of any fiscal year commencing with the fiscal year ending on December 31, 2015, shall be increased (but not decreased) by the amount of unused permitted Capital Expenditures for the immediately preceding fiscal year (as increased for such immediately preceding fiscal year pursuant to this sentence); provided that notwithstanding such increases in the limit on Capital Expenditures, Capital Expenditures of the Borrower and its Subsidiary Guarantors shall not exceed (a) $15,000,000 for the fiscal year ending December 31, 2015, (b) $18,000,000 for the fiscal year ending December 31, 2016 and (c) $21,000,000 for the fiscal year ending December 31, 2017, and for each subsequent fiscal year. Furthermore, (a) payments made with the Net Cash Proceeds of Asset Sales in accordance with the definition of Net Cash Proceeds, contemporaneous exchanges or trade-ins of equipment or inventory (to the extent of the fair market value of any such exchanged or traded-in equipment or inventory) and expenditures made in connection with safety and other legal and regulatory requirements, shall in each case not be considered Capital Expenditures for purposes of this Section 6.10, (b) Capital Expenditures in an aggregate amount not in excess of $75,000,000 for the development, restoration, construction and improvement of the Tiverton Casino shall be permitted and shall not be included in the limitation on Capital Expenditures in this Section 6.10 and (c) Capital Expenditures in an aggregate amount not in excess of $25,000,000 for the development, restoration, construction and improvement of a hotel located at the site of the Twin River Casino shall be permitted and shall not be included in the limitation on Capital Expenditures in this Section 6.10.”

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(1)         Section 8.09 of the Credit Agreement is hereby amended and restated as follows:

“SECTION 8.09. Successor Agents. The Administrative Agent and/or the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, respectively, upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent or the Collateral Agent becomes a Defaulting Lender, such Agent may be removed by the Required Lenders. If the Administrative Agent or the Collateral Agent resigns or is removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor to such agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed) and shall be made in consultation with (but shall not require the consent of) the Borrower during the existence of an Event of Default. If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring or removed Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring or removed Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or the Collateral Agent, as applicable, shall be terminated. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article VIII and Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as applicable, under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring or removed Administrative Agent’s or Collateral Agent’s notice of resignation or notice of removal from the Required Lenders, as the case may be, the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or the Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the validity and perfection of the Liens granted or purported to be granted by the Security Documents, the successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring or removed Administrative Agent or Collateral Agent, as applicable, and the retiring or removed Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring or removed Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article V III and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

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(m)          A new Section 9.25 is hereby added to the Credit Agreement as follows:

“SECTION 9.25. Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing bank that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

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(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

2.          Conditions. This Amendment shall be effective as of the date and time on which the following conditions are satisfied (the “Third Amendment Effective Date”):

(a)          delivery of this Amendment executed by the Borrower, Holdings, each Subsidiary Guarantor, the Required Lenders and the Administrative Agent;

(b)          the Administrative Agent shall have received all out-of-pocket expenses (including reasonable and documented fees of Latham & Watkins LLP, counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower under the Credit Agreement; and

(c)          the Borrower shall have paid to the Administrative Agent, for the account of each Lender that has delivered an executed counterpart consenting to this Amendment prior to 5:00 p.m. New York time on Thursday, October 27, 2016, a consent fee equal to 0.20% of the aggregate amount of such Lender’s Revolving Credit Commitments and the outstanding amount of such Lender’s Closing Date Term Loans on the effective date of this Amendment.

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3.          Representations and Warranties. Each of the Loan Parties represents and warrants to the Administrative Agent and each of the Lenders that (a) it has all requisite power and authority to execute, deliver and perform its obligations under this Amendment, (b) this Amendment has been duly authorized by all requisite corporate and, if required, stockholder action, (c) the execution, delivery and performance of its obligations under this Amendment will not (i) violate (A) any provision of law, statute, rule or regulation, (B) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary Guarantor, (C) any order of any Governmental Authority or (D) any material provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, except in the case of the foregoing clauses (A), (C) and (D), where such violation could not reasonably be expected to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any indenture, agreement or other instrument governing Material Indebtedness, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary Guarantor (other than any Lien permitted under the Credit Agreement or created pursuant to the Security Documents), (d) this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Amendment, except for (i) such actions, consents or approvals (including, without limitation, all necessary shareholder approvals, Gaming/Racing Licenses, Liquor Licenses and other Governmental Approvals) as have been made or obtained and are in full force and effect, subject to routine post-closing filings, and (ii) where the failure to obtain such consent or approval, to make such registration or filing or take such other action could not reasonably be expected to result in a Material Adverse Effect, (f) each of the representations and warranties set forth in each Loan Document to which it is a party are true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of the Third Amendment Effective Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date), except that such materiality qualifier shall not be applicable to any representation and warranty that is already qualified by materiality or Material Adverse Effect and (g) after giving effect hereto, no Default has occurred and is continuing or will result therefrom. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by the Administrative Agent or any is required for the Administrative Agent or any Lender to rely on the representations and warranties in this Amendment.

4.          Scope of Amendment; Reaffirmation. From and after the date hereof, all references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. This Amendment is a Loan Document. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Each of the Loan Parties (other than Holdings and the Borrower) acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Loan Parties agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Loan Party’s guaranty (as applicable) and grant of Liens and security interests under the Loan Documents to which it is a party shall remain in full force and effect and shall apply to the Obligations as amended hereby and (ii) nothing herein shall in any way limit any of the terms or provisions of such Loan Party’s guaranty (as applicable) or grant of Liens and security interests to the Collateral Agent or any other Loan Document executed by such Loan Party, all of which are hereby ratified, confirmed and affirmed in all respects after giving effect to this Amendment. Each of the Loan Parties (other than the Borrower) hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each of the Loan Parties (other than the Borrower) hereby further acknowledges that Holdings, the Borrower, the Administrative Agent and any Lender may, in accordance with the terms of the Credit Agreement, from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from such Loan Party and without affecting the validity or enforceability of such Loan Party’s guaranty or grant of Liens and security interests under the Loan Documents or giving rise to any reduction, limitation, impairment, discharge or termination of such Loan Party’s guaranty or grant of Liens and security interests under the Loan Documents.

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5.          Miscellaneous.

(a)          No Waiver of Defaults. This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of the Administrative Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)          Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

(c)          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(d)          Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile, portable document format (PDF), and other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on the Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile, PDF, or other electronic document or signature.

(E)         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER STATE’S LAW.

(f)          ENTIRETY. The Credit Agreement (as amended hereby) and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof.

[Signatures appear on the following pages.]

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This Amendment is executed as of the date set out in the preamble to this Amendment.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
TWIN RIVER MANAGEMENT GROUP, INC.
UTGR, INC.
PREMIER ENTERTAINMENT BILOXI LLC
PREMIER FINANCE BILOXI CORP.
JAMLAND, LLC
PREMIER ENTERTAINMENT 11, LLC BORDER INVESTMENTS, LLC

/s/ Craig L. Eaton
Name: Craig L. Eaton
Title. Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

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ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Benjamin Souh
Name:	Benjamin Souh
Title:	Vice President

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

Signature Page to Third Amendment to Credit Agreement

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[Lender signature pages on file with Administrative Agent]

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